** CONFIDENTIAL TREATMENT REQUESTED              Exhibit 10.4


                          SATELLITE SERVICES AGREEMENT



     THIS SATELLITE SERVICES AGREEMENT (this "Agreement") is entered into as of the 1st day of September, 1998 by and between AvData Systems, Inc., a Delaware corporation, whose principal place of business is located at 55 Marietta Street, NW, Atlanta, Georgia, 30303 ("AvData"), and MobileMedia Communications, Inc., a Delaware corporation whose principal place of business is located at One Executive Drive, Fort Lee, New Jersey, 07024 and which is operating as a Debtor in possession in and under the Case ("Customer").


                                    RECITALS

     WHEREAS, AvData and Customer are parties to a Satellite Services Agreement dated August 8, 1995 (the "Existing SS Agreement"), concerning the provision of certain satellite services. AvData and Customer now desire to terminate the Existing SS Agreement and to enter into this Agreement for the provision of satellite transponder capacity as provided herein;

     WHEREAS, Customer and AvData also are parties to a 1998 Master Agreement dated August 1, 1998 (the "Master Agreement"), pursuant to which AvData provides certain network services to Customer;

     WHEREAS, contemporaneously herewith, AvData and Customer are entering into an amendment to the Master Agreement; and

     WHEREAS, this Agreement is independent of the Master Agreement and all rights and obligations hereunder shall continue in full force and effect notwithstanding any termination of, or default by either party under, the Master Agreement.


                                    AGREEMENT


     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and acknowledged, the parties agree as follows:


A. DEFINITIONS. When used in this Agreement, the following terms shall have the meaning assigned below:

1. "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such Person and any member, director, officer or employee of such Person.

2. "Alternate Hub" shall mean the Equipment at Customer's alternate hub location in Dayton, New Jersey which will be used to access the Satellite Capacity to run Customer's network in the event of a failure of the Primary Hub.

3. "Case" shall mean Bankruptcy case number 97-174 (PJW) throughout and including 97-192 (PJW), pending in the United States Bankruptcy court for the District of Delaware pursuant to which Customer is operating as a debtor in possession under a Chapter 11 proceeding.

4.   "Commencement Date": 12:00 a.m. (Eastern Time) on September 1, 1998.

5.   "Default" shall have the meaning assigned pursuant to Section J.1.b hereto.

6. "Equipment" shall mean the Single Channel Per Carrier (SCPC) satellite receivers, Very Small Aperture satellite Terminals (VSATs) and associated hub hardware and remote site hardware including embedded software owned by Customer.

7. "FCC" shall mean the Federal Communications Commission or any successor organization.

8. "GE" shall mean GE American Communications, Inc. and its successors and assigns under the GE Agreement.

9. "GE Agreement" shall mean that certain GE-1 Satellite Single Channel per Cover Service Agreement between GE and AvData dated July 15, 1996.

10. "GE Satellite" shall mean GE-1, or if GE-1 becomes a GE Satellite Failure, a suitable replacement if made available by GE to AvData pursuant to the GE Agreement.

11. "GE Satellite Capacity" shall mean 2.9 MHz of Ku-band capacity on the GE Satellite.

12. "GE Satellite Failure" shall have the meaning assigned to such term in Schedule A-1 attached hereto.

13. "GE Term" shall mean a term commencing on the Commencement Date and ending on the GE Termination Date, subject to earlier termination as provided in Section J hereof.

14.  "GE  Termination  Date" shall mean the  earlier of (i) 11:59 p.m.  (Eastern
     Time) on July 31, 2001; (ii) the End of Life or Replacement Date (as such terms are defined in Schedule A-1) of the GE Satellite; or (iii) the date the GE Transponder or the GE Satellite on which the GE Satellite Capacity is being provided becomes a GE Transponder Failure or a GE Satellite Failure and cannot be restored by GE in accordance with Article V of the GE Agreement, unless within seven (7) business days thereafter GE provides service on another GE Transponder on the GE Satellite or on alternate facilities acceptable to Customer and AvData (provided that, if GE offers such alternate facilities on terms different from those specified in this Agreement, use of such alternate facilities shall be subject to the terms on which such facilities are offered), unless earlier terminated pursuant to the terms of this Agreement. In the event that AvData receives notification from GE of any event described in the foregoing clauses (ii) and (iii), AvData agrees to provide Customer notice of the same as soon as practicable after receipt of such notice from GE.

15. "GE Transponder" shall mean a component of the GE Satellite which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals as further defined in Schedule A-1 as a "Transponder." GE Transponder shall also mean, for purposes of this definition, any replacement or alternate components thereof, as further defined in Schedule A-1 as "Protection Transponder".

16. "GE Transponder Failure" shall have the meaning assigned to such term in Schedule A-1.

17. "GE-1" shall mean the communications satellite designated GE-1 and operated by GE located at the 103(Degree) West Longitude orbital position.

18. "Laws" shall mean any federal, state, local or other law or governmental requirement of any kind, domestic or foreign, and the rules, regulations and orders promulgated thereunder, including, without limitation, rules, regulations and orders of the FCC.

19. "Loral" shall mean Loral Skynet and its successors and assigns under the Loral Agreement.

20. "Loral Agreement" shall mean that certain agreement between Loral and AvData for the provision of satellite-transponder services on Telstar 4 dated as of August 29, 1998.

21. "Loral Satellite" shall mean Telstar 4, or, if necessary and appropriate due to a "Space Segment Interruption or Failure" as defined in Schedule B-1 attached hereto, a suitable replacement made available by Loral to AvData pursuant to the Loral Agreement.

22. "Loral Satellite Capacity" shall mean 4.4 MHz of Ku-band capacity on the Loral Satellite.

23. "Loral Satellite Capacity Failure" shall mean a "Space Segment Interruption or Failure" as defined in Schedule B-1 attached hereto.

24. "Loral Term" shall mean a term commencing on the Commencement Date and ending on the Loral Termination Date, subject to earlier termination as provided in Section J hereof.

25. "Loral Termination Date": 11:59 p.m. (Eastern Time) on July 31, 2001, unless terminated earlier pursuant to the terms of this Agreement.

26. "Loral Transponder" shall mean a component of the Loral Satellite which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. Loral Transponder shall also mean, for purposes of this definition, any replacement or alternate components thereof.

27. "Person" shall mean any individual, corporation, partnership, limited liability company, limited partnership, joint venture, trust, unincorporated association or other business entity or any governmental entity.

28. "Primary Hub" shall mean the Equipment at Customer's primary hub location in Dallas, Texas which will be used to access the Satellite Capacity to run Customer's network.

29. "Satellite Capacity" shall mean, collectively, the GE Satellite Capacity and the Loral Satellite Capacity.

30.  "Satellites" means the GE Satellite and the Loral Satellite.

31.  "Satellite Operators" shall mean GE and Loral.

32. "Telstar 4" shall mean the communications satellite designated as Telstar 4 and operated by Loral located at the 89E West Longitude orbital position.

33.  "Transponder" shall mean a GE Transponder or a Loral Transponder.

34. "Usage" or "Use" shall refer to radio transmission to, or utilization of, the Satellite(s) for the Customer's one-way or two-way messaging network.

35. "Users Guide" shall mean the Commercial Operation System Users Guide attached to the GE Agreement as Attachment B thereto, as such may be amended from time to time for technical or operational reasons upon written notice by GE to Customer. AvData represents and warrants to Customer that Schedule C to this Agreement is the most current version of the Commercial Operation System Users Guide and agrees to provide Customer with any and all such guidelines and instructions, and any updates, promptly upon the receipt thereof by AvData.


B. PROVISION OF THE GE SATELLITE CAPACITY. During the GE Term, AvData shall provide the GE Satellite Capacity through Ku-band transponder capacity contracted for by AvData on the GE Satellite pursuant to the GE Agreement. AvData has a current contract for "full time transponder protected" space segment transponder service from GE, which service is outlined in Schedule A-1 hereto. With respect to the GE Satellite Capacity, AvData will provide "full time transponder protected" space segment transponder service under this Agreement to Customer to the same extent AvData receives such protected service from GE. The GE Satellite Capacity shall be provided upon the terms and subject to the conditions specified in Schedule A-2 attached hereto and incorporated herein by reference.


C. PROVISION OF THE LORAL SATELLITE CAPACITY. During the Loral Term, AvData shall provide the Loral Satellite Capacity through Ku-band transponder capacity contracted for by AvData on the Loral Satellite pursuant to the Loral Agreement. The Loral Agreement provides "fully protected space segment" transponder service from Loral, which service is outlined in Schedule B-1 hereto. With respect to the Loral Satellite Capacity, AvData will provide "fully protected space segment" transponder service under this Agreement to Customer to the same extent AvData receives such protected service from Loral. The Loral Satellite Capacity shall be provided upon the terms and subject to the conditions specified in Schedule B-2 attached hereto and incorporated herein by reference.

                       ** CONFIDENTIAL TREATMENT REQUESTED


D.       BILLING.

     1. For GE Satellite Capacity. Customer shall pay AvData the amount set forth for the GE Satellite Capacity on AvData's invoice therefore in accordance with Section I below and Schedule A-3 attached hereto, within thirty (30) days of Customer's receipt of such invoice. AvData shall invoice Customer for the GE Satellite Capacity provided hereunder as of the first day of each month for which service is to be provided AvData agrees to promptly credit Customer's account, as reflected on the invoice to Customer next following the date of the interruption of service, for any Interruption (as defined in the GE Agreement) affecting GE Satellite Capacity provided hereunder (a) to the extent AvData receives a credit from GE or (b) for which AvData did not receive a credit pursuant to Section 4.B.1 of the GE Agreement due to the fault of AvData personally or any AvData customer other than Customer. The credit shall be equal to a pro rata portion of the monthly charges to Customer (based on a month of 30 days) determined by the length of the interruption in such service as follows:

                    **





     Notwithstanding the foregoing, a credit will not be granted for any service outage or disruption affecting the GE Satellite Capacity provided hereunder that is a result of, or attributable in whole or in part, to: 1) the fault of
Customer or any third party (other than AvData's other customers using GE-1 satellite capacity provided by AvData); or 2) the failure or unavailability of satellites, transponders, facilities, services or equipment furnished to Customer by any other entity which may be used in conjunction with the GE Satellite; or 3) sun outages or rain fade; or 4) suspensions of service made in accordance with this Agreement, unless the applicable provision of this Agreement expressly provides for granting of a credit hereunder; or 5) any cause for which GE otherwise is not responsible under Article 11.C of the GE Agreement.

     2. For Loral Satellite Capacity. Customer shall pay AvData the amount set forth for the Loral Satellite Capacity on AvData's invoice therefore in accordance with Section I below and Schedule B-3 attached hereto, within thirty
(30) days of Customer's receipt of such invoice. AvData shall invoice Customer for the Loral Satellite Capacity provided hereunder as of the first day of each for which service is to be provided. AvData agrees to promptly credit Customer's account, as reflected on the invoice to Customer next following the date of the interruption in service or failure, for an Interruption or Failure (as defined in the Loral Agreement) affecting Loral Satellite Capacity provided hereunder
(a) to the extent AvData receives a credit from Loral, or (b) for which AvData did not receive a credit pursuant to Sections 12.(1) or (2) of Codicil 3 Terms and Conditions of the Loral Agreement due to the fault of AvData personally or any of AvData customer other than Customer. The credit shall be equal to a pro rata portion (based on a month of 30 days) determined by the length of the interruption in such service as follows:

                       ** CONFIDENTIAL TREATMENT REQUESTED

              An Interruption or Failure period begins when Customer or AvData reports the service to a space segment to be interrupted or failed and releases the affected space segment for testing and repair. An Interruption or Failure period ends when the affected space segment is operative. If Customer reports a space segment to be interrupted or failed but declines to release it for testing and repair, it is considered to be impaired, but not interrupted or failed. Such credit will be given for any Interruption or Failure of **, ** for each occurrence for the period of time when the space segment is Interrupted or Failed, except when Interrupted or Failed for any of the following reasons:

              (1) Interruptions  or Failures  caused by the action or failure to act of Customer or others authorized by Customer to use the affected space segment, not pursuant to the directions of Loral.

              (2) Interruptions  or Failures during periods when Customer elects not to release the affected space segment for testing.

              (3) Interruptions or Failures due to the effects of sun transit or receiving earth stations.

              (4) Interruptions or Failures due to service affecting atmospheric conditions.

     3. Failure to Pay When Due. Notwithstanding anything to the contrary contained in this Agreement, AvData may suspend GE Satellite Capacity and Loral Satellite Capacity service on twenty-four (24) hours notice for failure by Customer to pay any sum due, which has not been cured within 3 business days following notice pursuant to Section K.8 hereof by AvData to Customer of such failure.


E.       DEPOSIT.

     1. GE Satellite Capacity Deposit. Within three business days following execution of this Agreement, Customer will pay AvData a deposit equal to ** ($**) (the "GE Deposit"), less 1) the amount currently held on deposit under the Existing SS Agreement (** ($**)), 2) the amounts paid by Customer on or about May 20, 1998 to secure provision of additional satellite capacity on GE-1 (** ($**)), and 3) the amounts paid by Customer to AvData for back-up support services which it did not receive (** ($**)).

                       ** CONFIDENTIAL TREATMENT REQUESTED

     2. Loral Satellite Capacity Deposit. Within three business days following execution of this Agreement, Customer will pay AvData a deposit equal to **($**) (the "Loral Deposit").

     3. Treatment of Deposit. The GE Deposit ($**) and the Loral Deposit ($**) will be held by AvData and applied in accordance with this Section E.3. If Customer makes all payments under this Agreement through September 1, 1999 in a timely manner (without regard to any applicable notice and cure period), then AvData shall apply one-half of the GE Deposit and one-half of the Loral Deposit, respectively, to Customer's account hereunder in accordance with the AvData invoices relating to the three monthly billing cycles immediately following September 1, 1999. To the extent that such amounts are not so applied, AvData shall (i) apply the GE Deposit and the Loral Deposit to Customer's account hereunder in accordance with the AvData final monthly invoices and (ii) refund the balance, if any, to the Customer upon expiration or other termination of the Satellite Capacity to which the GE Deposit and/or the Loral Deposit, respectively, pertain.


F.       CERTAIN UNDERSTANDINGS.

     1. Ownership of Transponders. Customer understands and agrees that the Satellite Operators are the FCC-authorized operators of the Satellites and that Customer has, and will have, no possessory interest in the space segment(s) provided pursuant to this Agreement. Neither this Agreement nor the provision of the Satellite Capacity hereunder shall, or shall be deemed to, convey title or any other ownership interest to Customer in or to the Satellites, any Transponder or any part thereof. Customer acknowledges and agrees (i) that nothing contained in this Agreement shall prevent any sale, mortgage, or encumbrance of the Satellite or any Transponder thereof by the Satellite Operators, (ii) that the Satellite Capacity is provided on a right to use basis and is not being sold to Customer, (iii) that neither any Transponder nor any Satellite, nor any right to use thereof nor any interest of any type therein, shall be subject to any claim, prior, subsequent or otherwise, of Customer or its creditors as a result of this Agreement, and (iv) that, as to any Transponder, the rights of Customer under this Agreement will be subject and subordinate to the rights of any purchaser purchasing such Transponder and leasing it back to the Satellite Operator pursuant to a sale and leaseback transaction. Notwithstanding the foregoing, AvData shall use reasonable efforts to provide that the foregoing restrictions shall not impact or interfere with Customer's use of the Satellite Capacity as provided for herein.

     2. Control of Satellite. Customer understands and agrees that the Satellite Operators shall have sole and exclusive control of the operation of the Satellites.

     3. Communication with Satellite. All communications with the Satellites will be provided through Equipment controlled by Customer at either the Primary Hub or Alternate Hub. Customer shall be solely responsible for the operation and maintenance of the Equipment, except to the extent provided in Section F.5 hereof.

     4. Content Of Transmissions. As between AvData and Customer, Customer is solely responsible for the content of transmissions using the Satellite Capacity provided hereunder.

     5. Satellite Carrier Monitoring Services of AvData. As a part of the Satellite Capacity and services provided hereunder, through its Advanced Network Center, 24 hours per day, seven days per week, AvData agrees to monitor Customer's illumination of the Satellite Capacity provided hereunder and Used by Customer in order to identify and notify Customer of any problems and anomalies in the Use thereof. AvData will also monitor the illumination and operation of all other Satellite space segments used by AvData or AvData's other customers and will notify Customer promptly upon AvData's determination of any improper illumination, failure to conform to power, frequency or access specifications, or possible transmission interference by AvData or any customer of AvData which would constitute a breach of the GE Agreement or the Loral Agreement. AvData will use commercially reasonable efforts to assist with the resolution of any of the aforementioned problems or anomalies with regard to the Satellite Capacity.

                  As part of the provision of these services, Customer agrees to provide AvData with the necessary equipment and access means, and hereby authorizes AvData to take such action as AvData deems necessary or appropriate, to alter or cease Customer's illumination of the Satellite Capacity in Use as may be required by GE to maintain compliance with the GE Agreement or, as the case may be, by Loral to maintain compliance with the Loral Agreement, or to prevent charges from GE or Loral for improper illumination of the Satellite Capacity. AvData will use commercially reasonable efforts to notify Customer prior to altering or ceasing illumination of the Satellite Capacity. Not withstanding the foregoing, to the extent that illumination of the Satellite Capacity is attributable to, in whole or in part, Customer's negligence or willful misconduct, Customer agrees to reimburse AvData for any related improper illumination charges from GE or Loral.

     6. Notice of Default; Compliance with Agreements. In the event that AvData receives from the Satellite Operator a written notice of breach or default by AvData under either the GE Agreement or the Loral Agreement, AvData shall promptly provide notice of the same to Customer. AvData represents and warrants to Customer that (i) as of September 1, 1998, AvData is in material compliance with the terms of the GE Agreement and (ii) as of the date of execution and delivery of the Loral Agreement, AvData will be in material compliance with the terms of the Loral Agreement.


G.       LIMITATION ON LIABILITY.

     1. Warranty Exclusions, Liability Limited.

                  a. NO WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, APPLY TO THE SERVICE WITH RESPECT TO THE SATELLITE CAPACITY PROVIDED HEREUNDER OR THE EQUIPMENT AND FACILITIES USED TO PROVIDE SUCH SERVICE.

                  b. As a material condition of receiving such service hereunder at the price specified herein, and in regard to any and all causes arising out of or relating to this Agreement, including but not limited to claims of negligence, breach of contract or warranty, failure of a remedy to accomplish its essential purpose or otherwise, Customer agrees that AvData's entire liability for damages or losses arising out of mistakes, omissions, interruptions, delays, errors or defects of any kind with respect to its performance of this Agreement, or the use, operation, maintenance, repair, or restoration of the Satellites, the Transponders used to provide service to Customer hereunder, or of other satellites, transponders, facilities, services or equipment furnished to Customer by AvData in accordance with the GE Agreement and/or the Loral Agreement, including but not limited to tracking, telemetry and control facilities or services, or anything done in connection therewith regardless of whether occasioned by AvData's negligence, shall be limited to a refund or waiver, as the case may be, of the applicable charges for such service during which such service is not provided and any other applicable refund payable pursuant to Section I. This limitation shall not, however, affect Customer's entitlement to restoration, where applicable, in the event of a GE Transponder Failure or Loral Satellite Capacity Failure. Credits for interruptions shall be determined in accordance with Section D.1 (GE) and D.2 (Loral) hereto.

                  c. AvData is not liable for damages arising out of service, space segments, or equipment which are not furnished by AvData, GE or Loral. Customer is not liable for damages arising out of the gross negligence or willful misconduct of AvData.

     2. No Indirect or Consequential Damages. Neither party shall be liable, in connection with this Agreement, or the arrangements contemplated hereby, for any indirect, incidental, consequential, punitive, special or other similar damages (whether in contract, tort, strict liability or under any other theory of liability), including but not limited to costs of substitute services or facilities, loss of actual or anticipated revenues or profits, loss of business, customers or good will, or damages and expenses arising out of third party claims. The foregoing exclusion shall apply even if the party has been advised of the possibility of such damages.

     3. Force Majeure. AvData shall not be liable to Customer for any failure of or delay in performance with respect to the Satellite Capacity hereunder due to causes beyond its commercially reasonable control. These causes include but are not limited to: acts of God; fire, flood or other natural catastrophes; the need to comply with any law or any rule, order, regulation or direction of the United States Government, or of any other government, including state and local governments having jurisdiction over either party, or of any department, agency, commission, bureau, court or other instrumentality thereof, or of any civil or military authority; national emergencies; insurrections; riots; acts of war; quarantine restrictions; embargoes; or strikes, lockouts, work stoppages or labor difficulties.

H.       INDEMNIFICATION.

     1. Customer shall indemnify and hold AvData harmless from and against, and agrees to defend promptly AvData for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other legal costs and expenses), that AvData may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  a. Claims by third parties (including, without limitation, the Satellite Operators) arising from or relating to any failure of Customer to carry out, perform, satisfy and discharge any of its covenants, agreements, liabilities or obligations under this Agreement;

                  b.   Claims  for  libel,   slander,   invasion   of   privacy,
infringement of copyright or other intellectual property rights arising from the communications transmitted by Customer or Customer's designees; and

                  c. Any other claim arising from the provision of the Satellite Capacity to Customer or any Use of the Satellite Capacity provided under this Agreement and not based on the content of the communications transmitted using the service, except to the extent arising out of the gross negligence or willful misconduct of AvData.

     2. Any party obligated to provide indemnification pursuant to this Section H (the "indemnitor") shall promptly defend any claims against the party entitled to indemnification from the indemnitor pursuant to this Section H (the "indemnitee"), any affiliated company of the indemnitee or any of their respective directors, officers, agents or employees (together with the indemnitee, the "indemnified group"), with counsel of the indemnitor's choosing at its own cost and expense. The indemnitee shall cooperate with, and assist as reasonably requested by, the indemnitor in the defense of any such claim, including the settlement thereof on a basis stipulated by the indemnitor (with the indemnitor being responsible for all costs and expenses of defending such claim or making such settlement); provided, however, that (1) the indemnitor shall not, without the indemnitee's consent, settle or compromise any claim or consent to any entry of judgment which does not include the giving by the claimant or the plaintiff to each member of the indemnified group of an unconditional release from all liability with respect to such claim, (2) the indemnitee shall be entitled to participate at its sole expense in support of the indemnitor's action the defense of any such claim and to employ counsel at the indemnitee's own expense to assist in the handling of such claim, and (3) the indemnitee shall have the right to pay, settle or compromise any such claim as to itself, provided that in such event the indemnitor shall be relieved of any liability or obligation which would otherwise then or thereafter have existed or arisen under this Section H in respect of such claim.

     3. In the event any criminal, civil or administrative proceeding or investigation (other than civil proceedings for libel, slander, or infringement of copyright or other intellectual property rights, which shall be governed by Sections H.1 and H.2 hereof) is instituted against AvData or any of the directors, officers, agents or employees of AvData (the "Indemnified Parties"), based upon the content of any communication which is transmitted using the service provided hereunder, Customer shall indemnify and save harmless the Indemnified Parties from all costs, expenses (including attorney fees and expert witness fees), liabilities and damages of any nature, including, without limitation, to the extent permitted by law, any fines or other penalties resulting from or arising out of such proceedings or investigations. The

Indemnified Party shall have the right, but not the obligation, to require Customer to conduct the defense of the Indemnified Party in any such proceedings or investigations at the expense of Customer. If the Indemnified Party elects to conduct its own defense, Customer shall nevertheless remain liable for all costs, expenses, liabilities and damages resulting from or arising out of such proceedings or investigations.

     4. AvData will provide Customer with prompt notice of any claim for indemnification hereunder; provided that the failure of an indemnitee to give timely notice hereunder shall not affect its right to indemnification hereunder, except to the extent that Customer demonstrates that it has been materially prejudiced by such failure.


I.       PAYMENTS TO AVDATA.

     1. Payment Terms.

                  a. Unless otherwise provided, any sum due AvData for the provision of the Satellite Capacity shall be invoiced and payable in advance on the first day of each month for which service is to be provided.

                  b. If any payment of any sum due from Customer is not received by AvData within thirty (30) days after such payment is due, then such overdue amount shall be subject to a delinquency charge at the rate of interest equal to one and one-half percent (1 1/2%) per month, from the date such overdue amount was actually due until the date it is actually received by AvData.

                  c. Customer's obligations to make the monthly Satellite Capacity payments provided by Section D above and Section I.2. below shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which Customer may have against AvData or anyone else for any reason whatsoever.

                  d. The charges specified herein do not include any amounts for sales, gross receipts, use, transfer, Universal Service Fund, property, privilege, license, excise or similar taxes, fees or assessments which may be levied by any governmental agency on this Agreement, the services provided or the payments made hereunder. Any such taxes or charges (excluding any income or similar taxes of AvData or the Satellite Operators) shall be paid directly by Customer to the taxing authority, if legally permitted. Otherwise, if required to be paid by AvData (excluding any income or similar taxes of AvData or the Satellite Operators), the amount shall be reimbursed to AvData by Customer. Upon request, Customer shall provide AvData with tax exemption certificates, if applicable, or evidence of tax payments, if made by Customer.

                       ** CONFIDENTIAL TREATMENT REQUESTED

     2. Required Satellite Capacity. Commencing as of the Commencement Date , Customer shall pay AvData:

                  a.       ** ($**) per month for the GE Satellite Capacity; and

                  b.       **  ($**) per month for the Loral Satellite Capacity.


J.       TERMINATION.

     1. Events of Termination. The obligation of the parties hereunder with respect to the GE Satellite Capacity shall terminate automatically on the GE Termination Date and with respect to the Loral Satellite Capacity shall terminate automatically on the Loral Termination Date, unless terminated earlier pursuant to one of the following paragraphs:

                  a. Termination By Either Party. The obligations of the parties hereunder (i) with respect to the GE Satellite Capacity may be terminated by either party by prior written notice to the other if the GE Agreement terminates for any reason other than breach by AvData and (ii) with respect to the Loral Satellite Capacity may be terminated by either party by written notice to the other if the Loral Agreement terminates for any reason other than breach by AvData. However, the foregoing right of termination shall apply to only the affected Satellite Capacity and this Agreement shall continue in force with respect to the remaining portion of Satellite Capacity. AvData agrees to notify Customer promptly if AvData gives or receives notice of termination of the GE Agreement or the Loral Agreement. If so terminated, AvData shall refund to Customer a prorated amount of any prepaid monthly charges, and Customer's deposit, for the terminated capacity and AvData shall have no other or further liability to Customer hereunder with respect to such capacity.

                  b. Defaults by Customer. Notwithstanding anything to the contrary and in addition to all other remedies AvData may have, AvData may immediately cancel this Agreement and accelerate all remaining payments due through the respective termination dates, if (the events described in clauses
(i), (ii) and (iii) below being referred to collectively as "Defaults" and individually as a "Default"):

                    (i) (A) Customer fails to pay when due any amount due pursuant to this Agreement or pursuant to the Master Agreement within ten (10) days after AvData has delivered written notice to Customer of such non-payment, (B) Customer violates the terms and conditions of Schedule A-2 hereto or of Schedule B-2 hereto and fails to cure such violation within any applicable cure period, or (C) except as provided in the foregoing clauses (A) and (B), Customer breaches in any material respect any other obligation under this Agreement, which failure has not been cured within thirty (30) days after AvData has delivered written notice to Customer of such failure.

                    (ii) Customer ceases doing business as a going concern,  has the Case converted from Chapter 11 to a Chapter 7 proceeding or fails to pay AvData $69,342.50 on account of its filed pre-petition claim within the earlier of eighteen (18) months from the date hereof and the date specified in a plan of reorganization in the Case in accordance with the terms thereof. Following the effective date of Customer's plan of reorganization, it shall be a default hereunder if Customer makes an assignment for the benefit of creditors, admits in writings its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

                    (iii)With the  exception  of the Case,  if within sixty (60)
                         days after the commencement of any proceedings against Customer seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without Customer's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not have been vacated.

                  Upon termination pursuant to this Section J.1.b, AvData shall be entitled to transfer the Satellite Capacity immediately to whomever AvData sees fit, Customer shall not be entitled to any equitable relief as a result thereof, but Customer shall be entitled to a refund of any accelerated payments made by it to AvData to the extent that AvData recovers amounts in excess of its damages by reselling the terminated Satellite Capacity.

                  c. Termination by Customer. In event that AvData fails to provide the Satellite Capacity to Customer as a result of the termination by a Satellite Operator of the GE Agreement or the Loral Agreement, as the case may be, due to a default by AvData, or AvData otherwise fails to provide the Satellite Capacity in breach of this Agreement, provided that Customer not in Default hereunder, Customer shall have the right to reduce Satellite Capacity under this Agreement to the extent of the Satellite Capacity received hereunder from such Satellite Operator if AvData fails to cure such failure within thirty
(30) days after receiving written notice of such failure from Customer. AvData agrees to notify Customer if AvData receives notice of a default by AvData under the GE Agreement or the Loral Agreement. If the Satellite Capacity is so reduced, AvData shall (i) refund to Customer the amount of any prepaid monthly charges for the terminated Satellite Capacity prorated from the date AvData failed to provide such Satellite Capacity and (ii) provide reasonable cooperation, at Customer's request and expense, with any efforts by Customer to contract directly with the Satellite Operator for such terminated Satellite Capacity, and AvData shall have no other or further liability to Customer with respect to such terminated Satellite Capacity.

     2. Pro Ration of Payments. If the Satellite Capacity is reduced or a portion terminated pursuant to the terms of this Agreement, the monthly
Satellite Capacity payments shall be reduced pro rata on the basis of the Satellite Capacity band width.

     3. Refund Sole Remedy for Unavailability. The payment of a refund to Customer under this Section J or the granting of a credit under Section D.1 where such a refund or credit is provided, shall be Customer's sole and exclusive remedy under this Agreement for the unavailability of service on the GE Transponder.

     4. Continuation after Termination of Master Agreement. The parties acknowledge and agree that this Agreement is separate and independent of the Master Agreement. Subject to Section J.1.b. above, this Agreement, and the parties' rights and obligations hereunder, shall continue in full force and effect notwithstanding any termination of, or default by either party under, the Master Agreement.


K.       MISCELLANEOUS.

     1. Headings. The headings used in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

     2. Waiver. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

     3. Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves substantially the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance then the remainder shall be enforced to the extent permitted by law.

     4. Relationship of Parties. AvData is performing pursuant to this Agreement only as an independent contractor and nothing set forth in this Agreement shall be construed to create any partnership or the relationship of principal and agent between AvData and Customer. Neither AvData nor Customer shall act or attempt to act or represent itself, directly or by implication, as an agent of the other party or its Affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party or its Affiliates.

     5. Approvals and Authorizations. The obligations of the parties hereto shall be subject to obtaining and maintaining all necessary regulatory and other governmental approvals and authorizations. The parties agree to use their respective and, where applicable, collective best reasonable efforts to obtain promptly and maintain any such approvals.

     6. Notices. Subject to Section K.8 below, all notices hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If AvData, send to:                      If Customer, send to:
         AvData Systems, Inc.                     MobileComm
         55 Marietta Street                       One Executive Drive
         Atlanta, GA  30303                       Fort Lee, NJ   75219
         Attn:  Judith H. Drobinski               Attn:  General Counsel
         V.P. - Corporate Affairs                 With a copy to:

                                                  MobileComm
                                                  6221 N. O'Connor, Suite 116
                                                  Irving, Texas 75039
                                                  Attn: Chief Technology Officer

Notices will be deemed to have been given hereunder when delivered, as shown by appropriate receipt confirmation.

     7. Confidentiality. Each party hereby agrees that all non-public, confidential or proprietary information communicated to it by the other party or its customers, whether before or after the date of this Agreement, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and, for a period of five (5) years following the termination of this Agreement, shall not be disclosed by such party, its agents or employees without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party. The obligations set forth in this Section shall survive termination of this Agreement. Each party agrees that this restriction shall not apply to any information which is (1) independently developed by the receiving party or (2) otherwise in such party's possession through no breach of this restriction by the receiving party or (3) otherwise in the public domain. With respect to the terms of the GE Agreement and any confidential or proprietary information of GE received by Customer, Customer agrees to comply with and to be bound by the confidentiality obligations of AvData to GE under the GE Agreement as if Customer were the "Customer" thereunder. With respect to the terms of the Loral Agreement and any confidential or proprietary information of Loral received by Customer, Customer agrees to comply with and to be bound by the confidentiality obligations of AvData to Loral under the Loral Agreement as if Customer were the "Customer" thereunder.

     8. Urgent Notices By Telephone. Notices of other technical or operational matters requiring immediate attention, may be given by telephone. Each party will designate a point or points of contact where the other party may call on a 7 day-a-week, 24 hour-a-day basis. Any notice given verbally will be confirmed in writing as soon as practicable thereafter pursuant to the procedures set out in Section K.6 above.

     9. Applicable Law and Entire Agreement. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Georgia WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES OR RULES. This Agreement constitutes the entire agreement between the parties, supersedes all previous understandings, commitments or representations and is intended as the complete and exclusive statement of the terms of the agreement between the parties concerning the subject matter hereof. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by each party hereto.

     10. Attorney's Fees. In the event of any dispute or controversy arising hereunder, any court having jurisdiction in any such dispute or controversy shall determine which of the parties is the prevailing party and shall award to the prevailing party the reasonable fees and expenses of counsel, experts and other court costs incurred in connection with such dispute or controversy.

     11. No Right of Transfer. Customer shall not, and shall not have the right to, grant, sell, assign, encumber, permit the utilization of, license, lease, or otherwise convey, directly or indirectly, in whole or in part (individually, a "Transfer"), the Satellite Capacity, or any of its rights under this Agreement, to any other entity or person except to an Affiliate or successor to all or substantially all of the assets and business of Customer pursuant to a confirmed plan of reorganization in the Case.

     12. Resale. Customer may not resell all or any part of the Satellite Capacity to a third party without AvData's prior written consent and only (i) to the extent permitted by applicable law and (ii) so long as there is no change from the initial loading plan or subsequent authorized Different Loading Plan. Customer shall be solely responsible for any permitted resale and shall indemnify and hold AvData and the Satellite Operators harmless for any claim or liability for damages made by any third party in connection with such resale.

     13. Successors and Assigns. Subject to Section K.11. above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.



                              AVDATA SYSTEMS, INC.



                              By:
                              Title:
                              Date:
                              Signed:


                              MOBILEMEDIA COMMUNICATIONS, INC.



                              By:
                              Title:
                              Date:
                              Signed:

                                  SCHEDULE A-1
                              GE SATELLITE CAPACITY

     The following pertinent paragraphs are excerpted from the agreement between GE and AvData:

1.       ARTICLE 1.        DEFINITIONS

         As used in this agreement:

     I. "End of Life" or "EOL" means the date on which, in GE Americom's reasonable judgment, a satellite should be taken out of service because of insufficient fuel.

     J. "Failed Satellite" or "Satellite Failure" means a satellite: (1) on which one or more of the basic subsystems fail, rendering the use of the satellite for its intended purposes impractical, as determined by GE Americom in its reasonable business judgment, or on which more than one-half of the transponders are transponder failures, and (2) that GE Americom has declared a failure. For purposes of this definition, a hybrid satellite with both C-band and Ku-band payloads shall be treated, at GE Americom's option, either (i) as a single satellite or (ii) as though the C-band and Ku-band payloads were located on separate satellites.

     K. "Failed Transponder" or "Transponder Failure" means, with respect to any Transponder used to provide service to AvData under this Agreement, any of the following events:

     1)   Such   Transponder   fails   to  meet  the   Transponder   Performance
          Specifications in any material respect for any period of five (5) consecutive days;

     2) Twenty (20) or more Outage Units shall occur within any ninety (90) consecutive days; or

     3) Such Transponder shall fail to meet the Transponder Performance Specifications in any material respect for any period of time under circumstances that make it clearly ascertainable or predictable, based on satellite industry engineering standards, that any failure set forth in Paragraphs 1. or 2. will occur.

For purpose of this definition, measurement of periods of failure hereunder shall commence when AvData has vacated its signal to permit verification of the existence of the failure by GE Americom.

     L. "Fully Protected Service" or "Fully Protected Transponder" means a satellite service or transponder that, if restoration thereof is needed as a result of a satellite failure, or as a result of a transponder failure under circumstances in which no Protection Transponder is available on the satellite on which such satellite service or transponder is located, is entitled to restoration, subject to availability of facilities and to the conditions of the applicable contract, on another satellite.

     V. "Protected Service" or "Protected Transponder" means a service or transponder that is entitled to preempt a Preemptible Service or Preemptible Transponder. A Protected Service may be a Transponder-Protected Service or a Fully Protected Service.

     W. "Protection Transponder" means a Replacement Transponder, Preemptible Transponder or unassigned transponder used to restore a Protected Service.

     X. "Replacement Date" means the date on which a successor satellite to the Satellite or to the Ku-band payload of the Satellite is made Commercially Operational at the orbital location to which the Satellite is assigned.

     Y. "Replacement Transponder" means a spare transponder amplifier and its associated components, which is accessible for purposes of restoral and which is capable of carrying communications traffic within the parameters as described in the transponder performance specifications for the transponder to be restored.

     A-A. "Satellite" means (1) the communications spacecraft designated GE-1 to be constructed, launched and operated by GE Americom, or (2) if GE-1 shall have become a Launch Failure, the Ground Spare, or (3) if GE-1 becomes a Satellite Failure, a suitable replacement if made available by GE Americom, or (4) another communications spacecraft designated by GE Americom pursuant to Section 2.A.1.). When used in the lower case, "satellite" means a domestic communications satellite operating in KU-band (12/14/Ghz).

     D-D. "Transponder" means a Ku-band radio frequency transmission channel on the Satellite, having a nominal bandwidth of 36 MHz, used to provide service to AvData pursuant to the terms of this Agreement. When used in the lower case, "transponder" means a Ku-band radio frequency transmission channel on a communications satellite.

     G-G. "Transponder Protected Service" or "Transponder Protected Transponder" means a satellite service or transponder that may not be preempted to restore another service or transponder, that is itself entitled to be restored by Protection Transponders on the same satellite but that is not entitled to be restored if there is no such Protection Transponder available.

2.       ARTICLE 2.        SCOPE AND TERM

A.       Scope.

     1) GE Americom agrees to provide Full Time Transponder Protected SCPC service to AvData, and AvData agrees to take such service from GE Americom, in accordance with the terms and conditions set forth in this Agreement, on a Ku-band Transponder on the Satellite. The transponder number shall be assigned by GE Americom approximately two months prior to the date on which the Satellite is scheduled to become Commercially Operational. GE Americom reserves the right to reassign AvData's service to a different frequency within the Transponder or to another transponder on the Satellite that is of the same polarization as the Transponder.

                       ** CONFIDENTIAL TREATMENT REQUESTED

     2) The service is provided on a Transponder-Protected Transponder and encompasses a maximum of 15 MHz of allocated bandwidth, with a maximum of 39.2dBW/8333 watts of downlink EIRP as measured at Vernon Valley, New Jersey. Within sixty (60) days after signature of this Agreement by both Parties, AvData shall notify GE Americom of the amount of allocated bandwidth, not to be less than 1.9 MHz, AvData is to be provided during the first month of service. Unless this Agreement is terminated earlier in accordance with the terms of this Agreement, for the next thirty-seven (37) months of service or until AvData is provided within 15 MHz of allocated bandwidth in any given month, whichever occurs first (the "Initial Phase"), AvData shall be provided with the same capacity as the preceding month unless AvData notifies GE Americom in writing at least sixty (60) days prior to the start of any month during the Initial Phase that it is increasing the amount of capacity AvData is to be provided with for the respective month. In no event shall the amount of capacity in any month during this Initial Phase be less than the amount of capacity provided in the preceding month and increases in capacity shall be in 200 Khz increments. For each 200 Khz of capacity provided to AvData pursuant to this Agreement, the corresponding power level shall be 20.5dbW/112.2 watts.

     Unless this Agreement is terminated earlier in accordance with the terms of this Agreement, for the months following the Initial Phase through the fifty-eighth month of service, AvData shall be provided with 15 MHz of bandwidth and 39.2dbW/8333 watts of power each month. Provision of uplink and/or downlink equipment and its operation and maintenance are the responsibility of AvData at AvData's location(s).

4.       ARTICLE 4.        CREDITS FOR INTERRUPTIONS OR OUTAGES

A. Method of Calculation. Credits for Interruptions in the service provided to AvData under this Agreement shall be granted in accordance with this Article. The length of an Interruption shall be measured from the time AvData notifies GE Americom of the Interruption. For the purpose of calculating the credit, a month is considered to have thirty (30) days.

         1)       Interruptions of 24 Hours of Less

                  Credit for Interruptions will be allowed as follows:

Length of Interruption                 Credit
**                                     **

                       ** CONFIDENTIAL TREATMENT REQUESTED


Two or more Interruptions of **, during any period up to but not including **, shall be considered as one Interruption.

     2) Interruptions Over 24 Hours. Credit will be allowed in ** multiples for each ** period of Interruption or fraction thereof. No more than one full day's credit will be allowed for any period of twenty-four (24) hours.

B. Events Not Constituting Creditable Interruptions. A credit will not be granted for any service outage or disruption that is a result of, or attributable in whole or in part, to:

     1) the fault of AvData or of any third party;

     2) the failure or unavailability of satellites, transponders, facilities, services, or equipment furnished to AvData by any other entity that may be used in conjunction with GE Americom's satellites, transponders, facilities, services, or equipment, or any act or omission of such other entity; or

     3) sun outages or rain fade;

     4) suspensions of service made in accordance with this Agreement, unless the applicable provision of this Agreement expressly provides for granting of a credit hereunder;

     5) any cause for  which GE  Americom  otherwise  is not  responsible  under
Section 11.C.

5.       ARTICLE 5.        TRANSPONDER PROTECTED SERVICE

     If the Transponder-Protected Transponder on which the service is provided to AvData hereunder becomes a Transponder Failure, GE Americom shall immediately initiate all reasonable measures, consistent with protecting the Satellite and all services provided thereon, to restore the Transponder Failure as quickly as is practicable. Restoration shall be effected in the following manner and order, on a first-needed, first-serviced basis: first, by utilizing any available Replacement Transponder of the same Transponder Class on the Satellite; and second, if no such Replacement Transponder is available, by using an unassigned or Preemptible Transponder of the same Transponder Class and same polarization on the Satellite, if available. If no such Protection Transponder is available on the Satellite, AvData's service shall not be restored and this Agreement will terminate. The Transponder-Protected Transponder on which service is provided to AvData may not be preempted to restore another service or transponder.

14.      ARTICLE 14.  TERMINATION

     B. By AvData. AvData may terminate this Agreement within ninety (90) days after the commencement of the Service Term and upon ten (10) days' prior written notice of intent to terminate to GE Americom if the Transponder on which service is provided to AvData under this Agreement does not meet in all material respects the Transponder Performance Specifications on the commencement of the Service Term; provided, however, that before AvData may terminate for reasons specified in this Paragraph, GE Americom shall be given thirty (30) days either to bring the Transponder into compliance in all material respects with the Transponder Performance Specifications or to make available to AvData service on a Protection Transponder on the Satellite which meets in all material respects the Transponder Performance Specifications.

                                  SCHEDULE A-2
            ADDITIONAL TERMS AND CONDITIONS OF GE SATELLITE CAPACITY


     1. Earth Station Requirements and Satellite Access Specifications. Earth station requirements, satellite access specifications, and operating procedures for the GE Satellite Capacity are set forth in the Users Guide. Customer agrees to conform its uplink earth station transmissions to the access specifications and comply with the operating procedures. Prior to transmitting from either the Primary Hub or the Alternate Hub, Customer will cooperate with AvData to demonstrate for the ability of each of the Primary Hub and the Alternate Hub to perform in accordance with the access specifications.

     2. Improper Operation. In the event of any failure of Customer to comply with the guidelines, instructions, and requirements provided by GE with respect to the GE Satellite Capacity, or if operation by Customer interferes materially with GE's other satellite services or with the use of other transponders, Customer agrees to correct such improper operation immediately upon discovery or receiving notice from AvData or GE of the occurrence of such improper operation. In the event of Customer's failure to discontinue, AvData or GE may take such action as is reasonable and necessary in the circumstances to eliminate such improper operation, including suspending Customer's use of the services, without any liability for loss or damage whatsoever, until such time as Customer is able to operate in a proper manner. Customer will pay AvData, as liquidated damages, Two Hundred Dollars ($200) for each minute improper operation continues after Customer has been notified of such improper operation; provided that, if Customer discovers such improper operation prior to the time the Customer is notified, the duration of the improper operation shall be measured at the time of discovery. The foregoing assessment will only be applicable if AvData determines in its reasonable judgment that Customer is not utilizing good faith efforts in attempting to resolve such improper operation.

     3. Action to Protect Satellite. GE shall have sole and exclusive control of operation of the GE Satellite. If circumstances occur which in GE's reasonable judgment pose a threat to the stable operation of the GE Satellite, GE shall have the right to take appropriate action to protect the Satellite, including discontinuance or suspension of operation of the GE Satellite, the GE Transponder on which Customer is taking service or any other transponder, without any liability to Customer, except that Customer may be entitled to receive a credit as provided for in this Agreement. AvData shall give Customer as much notice as practical under the circumstances of any such discontinuance or suspension.

     4. Testing. GE and/or AvData may suspend service to Customer hereunder on such notice as is reasonable under the circumstances for purposes of testing in connection with a failure or suspected failure of a component or subsystem of the GE Satellite or any transponder thereon, or in response to an order of a court or governmental agency, or to determine the cause or source of any interference. In addition, GE shall have the right to periodically transmit essential station keeping signals to selected transponders including the GE Transponder on the GE Satellite providing the GE Satellite Capacity. Such transmissions will not degrade the performance of such receiving transponder. If in the GE's judgment, any of such transmissions actually degrades the receiving transponder's performance, GE will discontinue such transmission until such time as performance is no longer degraded.

     5. Applicable Law. Construction, launch, location, and operation of the GE Satellite and GE's satellite system are subject to all applicable laws and regulations, including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations of the FCC. Both parties shall comply with all such applicable laws and regulations.

     6. Prohibited Use. Customer agrees that it will not itself use the service with respect to the GE Satellite Capacity, and will not authorize or permit others, including, without limitation, its successors, subcontractors or transferees, (hereinafter "Customer's Designees") to use the service to transmit unlawful programming of any nature. Customer and Customer's Designee will not transmit programming containing "sexually explicit conduct" as defined in 18 U.S.C. ss. 2256(2) unless the depiction or description of such conduct in a communication is integrally related to and advances the thematic content of the program and such content has serious literary, artistic, political or scientific value.

     7. Response to Governmental Action or Litigation. GE and/or AvData may terminate, prevent, or restrict any communications using the service with respect to the GE Satellite Capacity provided hereunder as a means of transmission if such actions (i) are undertaken at the request or by direction of a governmental agency (including the FCC) or (ii) are taken subsequent to the institution against GE, AvData, Customer, or Customer's Designees, any legal entity affiliated with any of them, or any of the directors, officers, agents, or employees of GE, AvData, Customer, Customer's Designees, or their affiliates, of criminal, civil, or administrative proceedings or investigations based upon the content of such communications, other than civil proceedings for libel, slander, or infringement of copyright or other intellectual property rights.

     8. Actions in Response to Other Circumstances. GE and/or AvData may terminate, prevent or restrict any communications using the GE Satellite Capacity provided hereunder as a means of transmission ("Suspension Event") if, in the judgment of GE after review of the content of such communications, (1) such actions are reasonably appropriate to avoid violation of applicable law; or
(2) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the content of such communications will be instituted against GE or AvData or any of the directors, officers, agents or employees thereof; or (3) such communications will expose GE or AvData to costs, expenses, liability, damages, fines or other penalties from which GE or AvData is not protected by arrangements for compensation, indemnity and insurance provided by Customer. AvData shall provide notice of any Suspension Event to Customer promptly following AvData's receipt of written notice from GE as to such Suspension Event.

     9. No Waiver. A decision by the Satellite Operator or AvData at any time that action to terminate, prevent, or restrict communications is or is not warranted shall not operate to, or be deemed to, limit or waive the GE's or AvData's right to take or not take action at another time to terminate, prevent, or restrict communications.

                       ** CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE A-3
                 GE SATELLITE CAPACITY/MONTHLY recurring charges

Item description                                     Monthly recurring price
----------------                                     -----------------------
2.9 MHz of Ku-band capacity on GE1 satellite                 **

                       ** CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE B-1
                            LORAL SATELLITE CAPACITY

     The following pertinent paragraphs are excerpted from the agreement between Loral and AvData:

5.       TYPES OF SPACE SEGMENTS

FULLY PROTECTED SPACE SEGMENTS (If Applicable)

     Except where the failure is caused by the actions or inactions of Customer not pursuant to directions of SKYNET. "Fully protected" space segments, in the event of failure, shall be restored using spare equipment that may be available on the satellite at the time of failure, or on a comparable space segment on the same satellite, or on another SKYNET satellite then in orbit pursuant to Paragraph 7 ("RESTORATION OF A FULLY PROTECTED FAILED SPACE SEGMENT") hereof. Fully Protected space segments are non-preemptible and protected.

6.       SPACE SEGMENT INTERRUPTION OR FAILURE

     For the purposes of the Agreement: (i) an interruption ("Interruption") shall be defined as a period during which a space segment fails to meet the network performance parameters specified by the Customer and as indicated in
Section 1 ("SERVICE") of the Agreement, such that the space segment is precluded from being used for its intended commercial purpose, and (ii) a failure ("Failure") shall be defined as any of the following:

     a) the inability, for any period of **, to pass signals through a space segment when it is illuminated with any authorized transmitted carrier, or

     b)   an interruption for any period of ** , or

     c) **or more interruptions of at least ** or longer per occurrence within any period of thirty (30) consecutive days.

For purposes of this Paragraph 6 ("SPACE SEGMENT INTERRUPTION OR FAILURE"), measurement of period of Interruption or Failure shall commence only upon Customer's written or verbal notification to SKYNET's Hawley earth station and Customer having vacated its signal from the affected space segment to permit SKYNET's verification of the existence of the Interruption or Failure.

                       ** CONFIDENTIAL TREATMENT REQUESTED

7.       RESTORATION OF A FAILED SPACE SEGMENT

FULLY PROTECTED SPACE SEGMENT (If Applicable)

     In the event any Fully Protected space segment provided hereunder fails, pursuant to Paragraph 6 ("SPACE SEGMENT INTERRUPTION OR FAILURE") above, and if SKYNET is unable to restore service on the affected space segment by switching in spare equipment that may be available on the satellite at the time of such failure, then SKYNET shall restore such service either (1) on a space segment of the same frequency band, having the same bandwidth and the equivalent power as the failed space segment, on the same satellite or (2) on a space segment of the same frequency band, having the same or greater bandwidth, and the same or greater power, on another SKYNET satellite then in orbit. Such space segment will then become the Fully Protected Space segment.

12.      CREDIT ALLOWANCES

     Credit allowances may be given to AVDATA for Interruptions and/or Failures as defined in Paragraph 6 ("SPACE SEGMENT INTERRUPTION OR FAILURE") above. These credit allowances will be applied against amounts not yet paid, or in the event of such interruption or failure during the final month of Service will result in a refund equal to the amount of the credit allowance. An Interruption or Failure period begins when the Customer reports the service to a space segment to be interrupted or failed and releases the affected space segment for testing and repair. An Interruption or Failure period ends when the affected space segment is operative. If AVDATA reports a space segment to be interrupted or failed but declines to release it for testing and repair, it is considered to be impaired, but not interrupted or failed. For calculation of such credit allowance each month is considered to have thirty (30) days. Such credit allowance will be given for any Interruption or Failure of ** for each occurrence for the period of time when the space segment is Interrupted or Failed, except when Interrupted or Failed for any of the following reasons:

     (1) Interruptions or Failures caused by the action or failure to act of AVDATA or others authorized by AVDATA to use the affected space segment, not pursuant to the directions of SKYNET.

     (2) Interruptions or Failures during periods when AVDATA elects not to release the affected space segment for testing.

     (3) Interruptions or Failures due to the effects of sun transit or receiving earth stations.

     (4)  Interruptions  or  failures  due  to  service  affecting   atmospheric
          conditions.

                                  SCHEDULE B-2
           ADDITIONAL TERMS AND CONDITIONS OF LORAL SATELLITE CAPACITY

     1. FCC Compliance. AvData represents and warrants to Customer that if AvData has the right to terminate the Agreement under Section 24.2 of the Loral Agreement with respect to the Loral Satellite Capacity, Customer may, upon thirty (30) days written notice to AvData, terminate the Loral Satellite Capacity service provided hereunder, and AvData will refund to Customer the amount of any prepaid monthly charges for the terminated Loral Satellite Capacity.

     2. Non-Interference. Customer's radio transmissions (and those of its uplinking agents) to the Loral Satellite shall comply, in all material respects, with all Laws applicable to it regarding the operation of the Loral Satellite, space segment, and any backup space segments to which Customer is given access pursuant to this Agreement and shall not interfere with the use of any other space segment or cause physical harm to this space segment, any backup space segment to which Customer is given access pursuant to this Agreement, and other space segments, or to the Loral Satellite on which the space segment is located. Further, Customer will coordinate with (and will require its uplinking agents to coordinate with) Loral, in accordance with procedures reasonably established by Loral and uniformly applied to all users of space segments on the Loral Satellite, its transmissions to the Loral Satellite, so as to minimize adjacent space segment and adjacent satellite interference. For purposes of this Section, interference shall also mean acts or omissions, which cause a space segment to fail to meet its space segment performance parameters. Without limiting the generality of the foregoing, Customer (and its uplinking agents) shall comply with all FCC rules and regulations regarding use of automatic transmitter identification systems (ATIS).

     3. Improper Illumination. In the event improper illumination of any space segment on the Loral Satellite provided under this Agreement is detected by AvData or Loral, Customer shall be notified and, if AvData is not able to correct such illumination, Customer shall take prompt corrective action to stop the improper illumination. If, for any reason, Customer does not take corrective action, Customer shall be charged $1,100 per minute for any improper illumination that continues beyond the five minute period after notification. Furthermore, if prompt corrective action is not taken by Customer, AvData shall have the right to take immediate action to protect its services or its interests, including but not limited to suspending or terminating Customer's service on the affected space segment. Customer will provide AvData with all necessary information and equipment required to correct any improper illumination or to cease transmission to the Loral Satellite.

     4. Changes In Operations or Procedures. AvData is not responsible to Customer if a change in operations, procedures or transmission parameters of
Loral: (i) affects any facilities, Customer equipment or Customer communications systems in any way, or (ii) requires their modification in order to be used with any space segment provided pursuant to this Agreement. However, if such changes can be reasonably expected to materially affect the operating or transmission characteristics of the Loral Satellite Capacity, or render with the Loral Satellite Capacity, any Customer equipment or Customer communications system incompatible with the Loral Satellite Capacity, AvData shall use reasonable efforts to provide adequate notice, in writing, to allow Customer an opportunity to maintain uninterrupted service. Neither AvData nor Loral shall have any obligation to change or modify any components, operations or procedures to be compatible with Customer.

     5. Conformance to Loading Plan. Customer shall not transmit to any space segment of the Loral Satellite provided under this Agreement in any manner different than such space segment's initial loading plan, unless Customer submits, and AvData and Loral authorize a different loading plan (an "Different Loading Plan") at least thirty (30) days before the authorized Different Loading Plan is in effect. To the extent that AvData authorizes any space segment on the Loral Satellite for use of multiple carriers where the number of carriers is greater than the initial loading plan, then Customer shall pay its appropriate portion of any multiple carrier charge imposed by Loral for the affected space segment.

     6. Space Segment Allocation. Assignment of the specific space segments to be used for the Loral Satellite Capacity remains the sole prerogative of AvData and Loral. During the Loral Term, AvData shall have the right to change any of the space segment assignments on the Loral Satellite with not less than thirty
(30) days prior written notice to Customer.

     7.  Refusal  Of  Service.   Loral  and/or  AvData  shall  have  the  right,
immediately upon oral or written notice, to prevent or restrict any communications using the Loral Satellite Capacity provided hereunder, in the event that Loral has reason to believe (1) the Loral Satellite Capacity is being, or is intended to be, used in a way that Loral or AvData might have to rely on the substance of Sections G ("Limitation of Liability") or H ("Indemnification") of the Agreement or (2) the material being transmitted by Customer is harmful to Loral or AvData name or business or (3) if Customer is indicted or is otherwise charged as a defendant in a criminal proceeding, or is convicted under any obscenity law, or has been found by any governmental authority to have violated any such law. Nothing in this Section 7 of Schedule B-2 of the Agreement shall affect any other term or condition hereof, including, without limitation, any obligation under Section H of the Agreement ("Indemnification") or any obligation to pay the rates in Section D.2 of the Agreement ("Billing") throughout the Loral Term.

     8. General Obligations. In the event Customer breaches any of its obligations in connection with the usage procedures and restrictions described in this Agreement with respect to the Loral Satellite Capacity, including, without limitation, transponder usage, non-interference, government regulations, preemptive rights, and no transfer, then AvData may, in its sole discretion and in addition to the exercise of its other rights against Customer, require Customer to cease transmissions to any or all of the affected transponder(s) provided hereunder and take any actions necessary to enforce AvData's rights. Customer will pay to AvData all expenses (including attorney's fees) incurred in connection with AvData's enforcement against Customer arising out of Customer's use of the affected transponder(s).

                       ** CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE B-3
               LORAL SATELLITE CAPACITY/MONTHLY recurring charges

Item description                                         Monthly recurring price
----------------                                         -----------------------
4.4 MHz of Ku-band capacity on the Telstar 4 satellite            $**